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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-59171, 333-42413, 333-68607, 333-94347, 333-60668, 333-69840, 333-102456,
333-119460, and 333-131158 of Tektronix, Inc. on Form S-8 and Registration Statements No. 33-58513, 333-117455, and 333-126595 of Tektronix, Inc. on Form S-3 of our reports dated August 2, 2006, relating to the financial statements and financial statement schedule of Tektronix, Inc., and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Tektronix, Inc. for the year ended May 27, 2006.

/s/ DELOITTE & TOUCHE LLP

Portland, Oregon
August 2, 2006